June 17, 2013

Novavax, Inc.

9920 Belward Campus Drive

Rockville, Maryland 20850

Re: Registration of Securities of Novavax, Inc.

Ladies and Gentlemen:

We have acted as counsel to Novavax, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) that provides for the issuance by the Company in an exchange offer of up to 15,729,634 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in connection with the Company’s acquisition of Isconova AB (publ) (“Isconova”). The Shares will be offered by the Company in exchange for outstanding shares of Isconova and outstanding stock options for Isconova shares.

In connection with this opinion letter, we have examined the Registration Statement. We have also examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and exchanged in accordance with the terms and conditions set forth in the Prospectus, such Shares will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP